Exhibit 10.6

MASTER REVOLVING PROMISSORY NOTE

$4,000,000.00

August 21, 2009

1.

Definitions.   As used in this Master Revolving Promissory Note, the following terms shall have the following meanings.

“Borrower” means, whether one or more, COSTAR VIDEO SYSTEMS, LLC, a Delaware limited liability company.

“Business Day” means a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Dallas, Texas are authorized or required by law to be closed. Unless otherwise provided, the term “days” when used herein shall mean calendar days.

“Credit Agreement” means the Revolving Credit and Security Agreement dated as of the date hereof, between Lender and Borrower as such may be amended, renewed, extended and replaced from time to time.

“Effective Date” means August 21, 2009.

“Funding Indemnification” means the amount (which shall be payable on Lender’s written demand notwithstanding any contrary provision in this Note) necessary to promptly compensate Lender for, and hold it harmless from, any loss, cost or expense incurred by it as a result of:

(a)

any payment or prepayment of any Portion bearing interest based upon LIBOR on a day other than the last day of the relevant LIBOR Interest Period (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)

any failure by Borrower to prepay, borrow, continue or convert a Portion bearing or selected to bear interest based upon LIBOR on the date or in the amount selected by Borrower, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such portion or from fees payable to terminate the deposits from which such funds were obtained. Borrower also shall pay any customary administrative fees charged by Lender in connection with the foregoing. For purposes of calculation amounts payable by Borrower to Lender hereunder, Lender shall be deemed to have funded the Portion based upon LIBOR by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such Portion was in fact so funded.

“Lender” means COMPASS BANK and its successors and assigns.

“LIBOR” means, with respect to each LIBOR Interest Period, the rate (expressed as a percentage per annum and adjusted as described in the last sentence of this definition of LIBOR) for deposits in United States Dollars that appears on Reuter’s Monitor Money Rates Service (or the successor thereto) as of 11:00 a.m., London, England time, on the related LIBOR Determination Date. If such rate does not appear on such screen or service, or such screen or service shall cease to be available, LIBOR shall be determined by Lender to be the offered rate on such other screen or service that displays an average British Bankers Association Interest Settlement Rate for deposits in United States Dollars (for delivery on the first day of such LIBOR Interest Period) for a term equivalent to such LIBOR Interest Period as of II :00 a.m. on the relevant LIBOR Determination Date. If the rates referenced in the two preceding sentences are not available, LIBOR for the relevant LIBOR Interest Period will be determined by an alternate method reasonably selected by Lender. LIBOR shall be adjusted from time to time in Lender’s sole discretion for then-applicable reserve requirements, deposit insurance assessment rates, marginal emergency, supplemental, special and other reserve percentages, and other regulatory costs.

MASTER REVOLVING PROMISSORY NOTE – Page 1

“LIBOR Banking Day” means any day on which commercial banks in the City of London, England are open for business and dealing in offshore dollars.

“LIBOR Determination Date” means a day that is two (2) LIBOR Banking Days prior to the beginning of the relevant LIBOR Interest Period.

“LIBOR Interest Period” means a period of one (1) month. The first day of the interest period must be a LIBOR Banking Day. The last day of the interest period and the actual number of days during the interest period will be determined by Lender using the practices of the London interbank market.

“Loan” means the up to $4,000,000.00 loan to be made to Borrower evidenced by this Note.

“LIBOR Payment Date” means the last day of each LIBOR Interest Period.

“Loan Documents” means this Note, the Credit Agreement and any and alt other agreements, documents, and instruments executed and delivered in connection with this Note, and any future amendments thereto, or restatements thereof, together with any and all renewals, extensions, amendments and modifications to any such agreements, documents, and instruments.

“Loan Rate” means LIBOR, as of the applicable LIBOR Determination Date, plus 3.0% (300 basis points); provided, however, notwithstanding the amount of LIBOR, the Loan Rate shall never be lower than five percent (5.0%) per annum, nor higher than the Maximum Lawful Rate.

“Maturity Date” means August 21, 2010, being the date this Note becomes due and payable in its entirety.

“Maximum Lawful Rate” means the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law).

“Note” means this Master Revolving Promissory Note and all modifications, increases, replacements, renewals, and extensions of such Master Revolving Promissory Note.

“Portion” means any principal amount bearing interest based upon LIBOR.

Any capitalized term used in this Note and not otherwise defined herein shall have the meaning ascribed to each such term in the Credit Agreement. All terms used herein, whether or not defined in this Note, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require. Reference is hereby made to the Credit Agreement for provisions affecting this Note regarding amounts of allowed draws, payment, prepayments, acceleration of maturity, exercise of rights, payment of attorneys’ fees, court costs, and other costs of collection, certain waivers by Borrower and others, now or hereafter obligated for payment of any sums due hereunder, and security for the payment hereof.

2.

Promise to Pay.   For value received, Borrower (jointly and severally if more than one) unconditionally hereby promises to pay to the order of Lender, at its place of business located at 8080 North Central Expressway, Suite 320, Dallas, Texas 75206, or at such other place as the holder of this Note may hereafter designate, the principal sum of up to FOUR MILLION AND NO/IOO DOLLARS ($4,000,000.00) or so much thereof as may be advanced, in lawful money of the United States of America for the payment of private debts, together with interest on the unpaid principal balance from time to time owing hereon computed from the date hereof until maturity at a per annum rate which shall be, except as otherwise provided in this Note, the lesser of (a) the Loan Rate in effect from day to day, or (b) the Maximum Lawful Rate. Interest on this Note is computed on a 365/360 simple interest basis; that is by applying the ratio of the annual interest over a year of 360 days times the outstanding principal balance, times the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days as the case may be. All past due principal and matured unpaid interest, at Lender’s option, shall bear interest at the Maximum Lawful Rate, whether or not the maturity of the indebtedness evidenced by this Note has been accelerated.

MASTER REVOLVING PROMISSORY NOTE – Page 2

3.

Interest Rate.   The Loan Rate is subject to change as set forth in the definition of “Loan Rate.” If an Event of Default has occurred and is continuing, the option to select LIBOR as a basis for the Loan Rate shall be suspended until no Event of Default has occurred and is continuing. No LIBOR Interest Period may extend beyond the Maturity Date. The determination by. Lender of the Loan Rate shall, in the absence of manifest error, be conclusive and binding in all respects. Notwithstanding anything contained herein to the contrary, if(a) at any time, Lender determines (which determination shall be conclusive in the absence of manifest error) that any applicable law or regulation or any change therein or the interpretation or application thereof or compliance therewith by Lender (i) prohibits, restricts or makes impossible the charging of interest based on LIBOR, or (ii) shall make it unlawful for Lender to make or maintain the indebtedness evidenced by this Note in eurodollars, or (b) at the time of or prior to the determination of the Loan Rate, Lender determines (which determination shall be conclusive in the absence of manifest effort) that by reason of circumstances affecting the London interbank market generally, (i) deposits in United States Dollars in the relevant amounts and of the relevant maturity are not available to Lender in the London interbank market, (ii) the Loan Rate does not adequately and fairly reflect the cost to Lender of making or maintain the loan, due to changes in administrative costs, fees, tariffs and taxes and other matters outside of Lender’s reasonable control, or (iii) adequate and fair means do not or will not exist for determining the Loan Rate as set forth in this Note, then Lender shall give Borrower prompt notice thereof, and this Note shall bear interest, and continue to bear interest using a substitute interest rate designated by Lender based upon comparable information until Lender determines that the applicable circumstance described in the foregoing clauses (a)(i) or (ii) or (b)(i), (ii)  or (iii) no longer pertains.

4.

Payments.   This Note is payable as follows:

Interest on the unpaid principal amount of this Note shall be payable monthly on the first (1st) day of the first (1st) month following the Effective Date of this Note and on the first (lst) day of each month thereafter until this Note is repaid in full or until the Maturity Date, as the case may be. All remaining unpaid principal and all accrued but unpaid interest thereon shall be due and payable in full on the Maturity Date. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of the Loan Documents; provided, however; that the unpaid principal of this Note shall not at any time exceed the principal amount stated above.

Except as expressly provided herein or in the Credit Agreement (if applicable) to the contrary, all payments on this Note shall be applied in the following order of priority; (a) the payment or reimbursement of any Funding Indemnification, expenses, costs or obligations (other than the outstanding principal balance hereof and interest hereon) for which Borrower shall be obligated or Lender shall be entitled pursuant to the provisions of this Note or the other Loan Documents; (b) the payment of accrued but unpaid interest hereon; and (c) the payment of all or any portion of the principal balance hereof then outstanding hereunder. If an Event of Default exists under this Note, then Lender may, at the sole option of Lender, apply any such payments, at any time and from time to time, to any of the items specified in clauses (a), (b) or (c) above without regard to the order of priority otherwise specified in this Section 4 and any application to the outstanding principal balance hereof may be made in either direct or inverse order of maturity. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Lender. Payments in immediately available funds received by Lender in the place designated for payment on a Business Day prior to 11:00 a.m. Dallas, Texas time at said place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Lender on a day other than a Business Day or after 11 :00 a.m. Dallas, Texas time on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest on this Note shall become due and payable on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Acceptance by Lender of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due may become an Event of Default. Borrower agrees that all payments of any obligation due hereunder shall be final, and if any such payment is recovered in any bankruptcy, insolvency or similar proceedings instituted by or against Borrower, all obligations due hereunder shall be automatically reinstated in respect of the obligation as to which payment is so recovered.

MASTER REVOLVING PROMISSORY NOTE – Page 3

5.

Prepayment.   Borrower may prepay this Note in part or in full without penalty before final maturity, whether by cash, a new loan, renewal or otherwise. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note (including Funding Indemnification) or any other agreement with Lender pertaining to this loan, and in no event will Borrower ever be requited to pay any unearned interest. Early payments will not, unless agreed in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the above payment schedule. Upon a prepayment in full, points, if any, are not refundable except and to the extent the total interest and points for the time the loan is outstanding would exceed the maximum interest allowed by the law at the time of prepayment.

6.

Waiver.   Except as otherwise provided herein and in the other Loan Documents, Borrower hereby waives all notices of nonpayment, demands for payment, presentments for payment, notices of intention to accelerate maturity, notices of actual acceleration of maturity, grace, protests, notices of protest, and any other demands or notices of any kind as to this Note, diligence in collection hereof and in bringing suit hereon, and any notice of, or defense on account of, the extension of time or payments or change in the method of payments, and without further notice hereby consents to any and all renewals and extensions in the time of payment hereof either before or after maturity and the release of any party primarily or secondarily liable hereon. Borrower agrees that Lender’s acceptance of partial or delinquent payments, or failure of Lender to exercise any right or remedy contained herein or in any instrument given as security for the payment of this Note shall not be a waiver of any obligation of Borrower to Lender or constitute waiver of any similar default subsequently occurring. The holder of this Note is entitled to the benefits and security provided in the Loan Documents.

7.

Events of Default and Remedies.   At the option of Lender, the entire unpaid principal balance and accrued interest owing hereon shall at once become due and payable upon the occurrence at any time of any of the following “Events of Default” (herein so called):

A. The failure of Borrower to pay (or cause to be paid) any installment of principal or interest of this Note in accordance with its terms, through acceleration, or otherwise; or

B. An Event of Default (as defined in the Credit Agreement) under the Credit Agreement or a default or event of default under any other Loan Document and such default or event of default continues after any applicable notice and any cure period.

It is understood and agreed by Borrower that the foregoing “Events of Default” are cumulative and in addition to any “Defaults” or “Events of Default’ contained in the other Loan Documents, or other documents modifying, renewing, extending, evidencing, securing or pertaining to this Note or the loan evidenced hereby. Upon the occurrence of any of the Events of Default the holder hereof may, at its option, do anyone or more of the following: (a) declare the entire unpaid balance of principal of and accrued, unpaid interest upon this Note to be immediately due and payable, (b) reduce any claim to judgment, (c) foreclose all liens and security interests securing payment thereof or any part thereof, and/or (d) without notice of default or demand, pursue and enforce any of Lender’s other rights and remedies provided under or pursuant to any applicable laws or agreement. All rights and remedies of Lender shall be cumulative and concurrent and may be pursued singularly, successively, or together, at the sole discretion of Lender, and may be exercised as often as the occasion therefor shall arise and whether or not Lender has initiated any foreclosure proceeding, judicial or otherwise. Failure by Lender to exercise any right or remedy upon the occurrence of an Event of Default shall not constitute a waiver of the right to exercise such right or remedy upon the occurrence of any subsequent Event of Default. In the event that Lender, after the occurrence of an Event of Default hereunder, consults an attorney regarding the enforcement of any of its rights under this Note or if this Note is placed in the hands of an attorney for collection or if suit be brought to enforce this Note, Borrower promises to pay all costs thereof, including reasonable attorneys’ fees. Such costs and attorneys’ fees shall include, without limitation, costs and reasonable attorneys’ fees incurred by Lender in any appellate proceedings or in any proceedings under any present or future federal bankruptcy act, state receivership law or probate.

8.

Savings Clause; Ceiling Election.   It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the indebtedness evidence by this Note and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater

MASTER REVOLVING PROMISSORY NOTE – Page 4

amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (a) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, (b) contracted for, charged, taken reserved or received by reason of Lender’s exercise of the option to accelerate the maturity of this Note, or (c) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Note, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Note then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by this Note and/or the other Loan Documents shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note (including any and all renewal extension periods) until payment in full so that the rate or amount of interest on account of this Note does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code apply to this Note. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303 as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law no or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

9.

GOVERNING LAW AND VENUE.   THIS NOTE IS EXECUTED AND DELIVERED AS AN INCIDENT TO A LENDING TRANSACTION NEGOTIATED AND CONSUMMATED IN DALLAS COUNTY, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. BORROWER, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN TEXAS, (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY LOAN DOCUMENT BROUGHT IN THE DISTRICT COURT OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, (Ill) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM, AND (IV) AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY OF THE LOAN DOCUMENTS ARISING OUT OF OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS MAYBE BROUGHT IN ONE OF THE FOREGOING COURTS.

10.

WAIVER OF JURY TRIAL.   BORROWER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR

MASTER REVOLVING PROMISSORY NOTE – Page 5

PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

11.

Miscellaneous.

A.

Notice or communications to be given under this Note shall be given to the respective parties in writing as set forth in the Credit Agreement.

B.

Time is of the essence of this Note.

C.

This Note may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, termination or discharge is sought.

D.

This Note and all the covenants, promises and agreements contained herein shall be binding upon Borrower’s successors, assigns, heirs and personal representatives and inure to the benefit of Lender’s successors and assigns.

E.

Lender may collect a late charge not to exceed five cents ($.05) for each one dollar ($1.00) of each payment of interest or principal (other than principal due on the Maturity Date) more than ten (10) days in arrears, to cover the extra expense involved in handling delinquent accounts, provided that, should such late charge constitute interest under any applicable law, and such late charge shall not, together with other interest to be paid, charged, contracted for, received or reserved against or taken on the indebtedness evidenced by this Note or indebtedness arising under any Loan Paper (as herein defined), exceed the Maximum Lawful Rate.

F.

If any provision of this Note or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Note nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

G.

Borrower hereby extends all liens and security interests securing the indebtedness represented hereby until this Note has been fully paid and agrees that the execution of this instrument shall in no manner affect or impair said liens and security interests. Borrower further acknowledges and agrees that all liens and security interests securing the indebtedness are valid and subsisting and that the same shall be and remain in full force and effect until this Note has been paid in full.

H.

NO UNWRITTEN AGREEMENTS.   THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

COSTAR VIDEO SYSTEMS, LLC

By:  /s/ James Pritchett

Name:  James Pritchett

Title:  President

MASTER REVOLVING PROMISSORY NOTE – Page 6